UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2015

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2015, the Board of Directors of V.F. Corporation (“VF”) elected Steven E. Rendle President and Chief Operating Officer.  The Board also increased the size of the VF Board of Directors to twelve and elected Mr. Rendle to the VF Board. Mr. Rendle, 55, has been Senior Vice President – Americas since April 2014.  He served as Vice President and Group President – Outdoor & Action Sports Americas from May 2011 until April 2014, President of VF’s Outdoor Americas businesses from 2009 to 2011, President of The North Face® brand from 2004 to 2009 and Vice President of Sales of The North Face® brand from 1999 to 2004. Upon his promotion, Mr. Rendle’s annual base salary increased to $900,000 and his annual incentive target, which will be based 100% on VF Corporation performance, was raised to $1,000,000. It is anticipated that additional equity awards commensurate with his promotion will be awarded to Mr. Rendle in July.   Eric C. Wiseman will continue to serve as Chairman and Chief Executive Officer; he stepped down from the position of President upon the promotion of Mr. Rendle.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an exhibit to this report:

	99	V.F. Corporation press release dated June 24, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

June 24, 2015	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel
and Secretary

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